UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2011

VirnetX Holding Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (831) 438-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 25, 2011, the Audit Committee of the Board of Directors of VirnetX Holding Corporation (“VirnetX” or the “Company”) determined that the previously filed financial statements for:

•	the fiscal quarter ended September 30, 2009 included in its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on November 9, 2009 (the “2009 Form 10-Q”);

•
the fiscal year ended December 31, 2009 included in its annual report on Form 10-K as filed with the SEC on March 31, 2010 (the “Form 10-K”) along with the related audit report from its independent registered public accounting firm;

•	the fiscal quarter ended March 31, 2010 included in its quarterly report on Form 10-Q as filed with the SEC on May 7, 2010 (the “1Q 2010 Form 10-Q”);

•	the fiscal quarter ended June 30, 2010 included in its quarterly report on Form 10-Q as filed with the SEC on August 9, 2010 (the “2Q 2010 Form 10-Q”); and

•
the fiscal quarter ended September 30, 2010 included in its quarterly report on Form 10-Q as filed with the SEC on November 8, 2010 (the “3Q 2010 Form 10-Q” and, collectively with the 2009 Form 10-Q, the 1Q 2010 Form 10-Q and the 2Q 2010 Form 10-Q, the “Form 10-Qs”)

should no longer be relied upon.  VirnetX has determined that the Form 10-K and Form 10-Qs needed to be restated to adjust the accounting for certain derivative instruments (the Series I Warrants issued by the Company in a private placement transaction in September 2009 discussed below) in such financial statements, which were previously recorded as equity instruments (the “Restatements”).

VirnetX has performed a re-assessment of the Series I Warrants to purchase 2,619,036 shares of common stock that were issued in connection with its September 2009 private placement and has concluded that the Series I Warrants are liabilities within the scope of Accounting Standards Codification Topic 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity” (“ASC 815-40”), because the Series I Warrants contain a provision requiring a weighted average adjustment to the exercise price of the Series I Warrants in the event the Company issues common stock, or securities convertible into or exercisable for common stock, at a price per share lower than such exercise price.  Accordingly, the Series I Warrants should have been accounted for as a derivative liability, measured at fair value, with changes in fair value recognized as gain or loss for each reporting period thereafter.

VirnetX will be restating its financial statements included in the Form 10-K and the Form 10-Qs by filing amendments as soon as practicable.  The restatement does not impact the Company's previously reported cash, cash equivalents, short-term investments or cash flows.

In connection with the Restatements, the Company’s Chief Executive Officer and Chief Financial Officer re-evaluated, with the participation of management, the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, and concluded that the Company did not maintain effective control over its accounting for the Series I Warrants and that a material weakness existed with respect to the Company’s reporting of complex, non-routine transactions (the Series I Warrants), as of the end of the periods covered by the Form 10-K and Form 10-Qs.  This weakness was a result of the Company’s interpretation of the guidance in ASC 815-40 with respect to its application to the Series I Warrants, which required the Restatements.  Farber Hass Hurley LLP, VirnetX’s independent registered public accounting firm has expressed an adverse opinion on the Company’s internal control over financial reporting because of the material weakness described above.

VirnetX management and the Audit Committee have discussed these matters with Farber Hass Hurley LLP, VirnetX’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: January 31, 2011	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer